EXHIBIT 32.1

CERTIFICATION OF ACTING PRESIDENT
AND ACTING TREASURER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph E. Therrell, Jr., Acting President, Acting Treasurer and Director of International Star, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report on Form 10-KSB of International Star, Inc., for the fiscal year ended December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of International Star, Inc.

By: /s/ Joseph E. Therrell, Jr.
Name: Joseph E. Therrell, Jr.
Title: Acting President, Acting Treasurer and Director

Date: April 17, 2007